Exhibit 99.1

Prospect Capital Announces December 2023 Financial Results and Declares 80th Consecutive $0.06 Dividend

NEW YORK, February 8, 2023 (GLOBE NEWSWIRE) – Prospect Capital Corporation (NASDAQ: PSEC) (“Prospect”, “our”, or “we”) today announced financial results for our fiscal quarter ended December 31, 2023.

FINANCIAL RESULTS

All amounts in $000’s except per share amounts (on weighted average basis for period numbers)	Quarter Ended	Quarter Ended	Quarter Ended
	December 31, 2023	September 30, 2023	December 31, 2022

Net Investment Income (“NII”)	$96,927	$125,612	$106,704
NII per Common Share	$0.24	$0.31	$0.27
Interest as % of Total Investment Income	92.3%	85.7%	89.6%

Net Income (Loss) Applicable to Common Shareholders	$(51,436)	$94,011	$55,623
Net Income (Loss) per Common Share	$(0.13)	$0.23	$0.14

Distributions to Common Shareholders	$74,056	$73,252	$71,670
Distributions per Common Share	$0.18	$0.18	$0.18
Cumulative Paid and Declared Distributions to Common Shareholders(1)	$4,162,509	$4,088,041	$3,867,505
Cumulative Paid and Declared Distributions per Common Share(1)	$20.76	$20.58	$20.04

Total Assets	$7,781,214	$7,853,828	$7,890,413
Total Liabilities	$2,596,824	$2,602,715	$2,716,469
Preferred Stock	$1,500,741	$1,470,247	$1,207,553
Net Asset Value (“NAV”) to Common Shareholders	$3,683,649	$3,780,866	$3,966,391
NAV per Common Share	$8.92	$9.25	$9.94

Balance Sheet Cash + Undrawn Revolving Credit Facility Commitments	$1,187,740	$1,108,386	$1,017,280

Net of Cash Debt to Equity Ratio(2)	46.2%	46.5%	49.4%
Net of Cash Asset Coverage of Debt Ratio(2)	316%	314%	301%

Unsecured Debt + Preferred Equity as % of Total Debt + Preferred Equity	78.4%	77.0%	80.3%
Unsecured and Non-Recourse Debt as % of Total Debt	100.0%	100.0%	100.0%

All amounts in $000’s except per share amounts	Six Months Ended	Six Months Ended
	December 31, 2023	December 31, 2022

NII	$222,539	$205,970
NII per Common Share	$0.54	$0.52

Net Income (Loss) Applicable to Common Shareholders	$42,575	$(49,576)
Net Income (Loss) per Common Share	$0.10	-$0.13

Distributions to Common Shareholders	$147,308	$142,742
Distributions per Common Share	$0.36	$0.36

(1)Declared dividends are through the April 2024 distribution. February through April 2024 distributions are estimated based on shares outstanding as of 1/29/2024.
(2)Including our preferred stock as equity.

CASH COMMON SHAREHOLDER DISTRIBUTION DECLARATION

Prospect is declaring distributions to common shareholders as follows:

Monthly Cash Common Shareholder Distribution	Record Date	Payment Date	Amount ($ per share)
February 2024	2/27/2024	3/20/2024	$0.0600
March 2024	3/27/2024	4/18/2024	$0.0600
April 2024	4/26/2024	5/21/2024	$0.0600

These monthly cash distributions are the 78th, 79th, and 80th consecutive $0.06 per share distributions to common shareholders.

Prospect expects to declare May 2024, June 2024, July 2024, and August 2024 distributions to common shareholders in May 2024.

Based on the declarations above, Prospect’s closing stock price of $5.81 at February 7, 2024 delivers to our common shareholders an annualized distribution yield of 12.4%.

Taking into account past distributions and our current share count for declared distributions, since inception through our April 2024 declared distribution, Prospect will have distributed $20.76 per share to original common shareholders, representing 2.3 times December 2023 common NAV per share, aggregating approximately $4.20 billion in cumulative distributions to all common shareholders.

Since inception in 2004, Prospect has invested $20.6 billion across 420 investments, exiting 287 of these investments.

Drivers focused on growing NII and NAV per share include (1) our $2.25 billion targeted 6.50% and Floating Rate perpetual preferred stock offerings, (2) greater utilization of our cost efficient revolving floating rate credit facility, (3) elevated short-term SOFR rates based on Fed tightening to boost asset yields, (4) optimization of portfolio company performance, and (5) increased primary and secondary originations of senior secured debt and selected equity investments targeting attractive risk-adjusted yields and total returns as we deploy dry powder from our underleveraged balance sheet.

Our senior management team and employees own approximately 27% of all common shares outstanding, approximately $1.0 billion of our common equity as measured at NAV.

PORTFOLIO UPDATE AND INVESTMENT ACTIVITY

All amounts in $000’s except per unit amounts	As of	As of	As of
	December 31, 2023	September 30, 2023	December 31, 2022

Total Investments (at fair value)	$7,631,846	$7,736,817	$7,770,336
Number of Portfolio Companies	126	128	130

First Lien Debt	58.7%	57.3%	53.0%
Second Lien Debt	15.5%	15.9%	18.5%
Subordinated Structured Notes	7.9%	8.1%	9.0%
Unsecured Debt	0.1%	0.1%	0.2%
Equity Investments	17.8%	18.6%	19.3%
Mix of Investments with Underlying Collateral Security	82.1%	81.3%	80.5%

Annualized Current Yield – All Investments	10.1%	10.3%	10.3%
Annualized Current Yield – Performing Interest Bearing Investments	12.3%	12.7%	12.9%

Top Industry Concentration(1)	17.8%	18.2%	17.7%
Retail Industry Concentration(1)	0.3%	0.3%	0.4%
Energy Industry Concentration(1)	1.4%	1.6%	1.6%
Hotels, Restaurants & Leisure Concentration(1)	0.2%	0.3%	0.3%

Non-Accrual Loans as % of Total Assets (2)	0.2%	0.2%	0.5%

Middle-Market Loan Portfolio Company Weighted Average EBITDA(3)	$109,719	$111,026	$111,925
Middle-Market Loan Portfolio Company Weighted Average Net Leverage Ratio(3)	5.4x	5.3x	5.4x

(1)Excluding our underlying industry-diversified structured credit portfolio.
(2)Calculated at fair value.
(3)For additional disclosure see “Middle-Market Loan Portfolio Company Weighted Average EBITDA and Net Leverage” at the end of this release.

During the March 2024 (to date), December 2023, and September 2023 quarters, investment originations and repayments were as follows:

All amounts in $000’s	Quarter Ended	Quarter Ended	Quarter Ended
	March 31, 2024 (to date)	December 31, 2023	September 30, 2023

Total Originations	$63,062	$171,727	$131,074

Middle-Market Lending	55.5%	53.8%	40.6%
Real Estate	45.5%	30.2%	48.5%
Structured Notes	—%	5.5%	—%
Middle-Market Lending / Buyouts	—%	10.5%	10.9%

Total Repayments and Sales	$22,163	$131,332	$93,646

Originations, Net of Repayments and Sales	$40,899	$40,395	$37,428

For additional disclosure see “Primary Origination Strategies” at the end of this release.

We have invested in subordinated structured notes benefiting from individual standalone financings non-recourse to Prospect, with our risk limited in each case to our net investment. At December 31, 2023 and September 30, 2023, our subordinated structured note portfolio at fair value consisted of the following:

All amounts in $000’s except per unit amounts	As of	As of
	December 31, 2023	September 30, 2023

Total Subordinated Structured Notes	$601,491	$626,746
Subordinated Structured Notes as % of Portfolio	7.9%	8.1%

# of Investments(2)	33	33

TTM Average Cash Yield(1)(2)	20.0%	17.5%
Annualized GAAP Yield on Fair Value(1)(2)	5.8%	10.7%

Cumulative Cash Distributions on Current Portfolio	$1,453,432	$1,422,537
% of Original Investment	118.7%	116.2%

# of Underlying Collateral Loans	1,580	1,593

(1)Calculation based on fair value.
(2)Excludes investments being redeemed.

To date we have exited 15 subordinated structured notes with an expected pooled average realized gross IRR of 12.0% and cash on cash multiple of 1.3 times.

CAPITAL AND LIQUIDITY

Our multi-year, long-term laddered and diversified historical funding profile has included a $1.95 billion revolving credit facility (with 53 current lenders), program notes, institutional bonds, convertible bonds, listed preferred stock, and program preferred stock. We have retired multiple upcoming maturities and, as of today, have no debt maturing during calendar year 2024. The combined amount of our balance sheet cash and undrawn revolving credit facility commitments is currently approximately $998 million.
The Facility includes a revolving period that extends through September 15, 2026, followed by an additional one-year amortization period. Pricing for amounts drawn under the Facility is one-month SOFR plus 2.05%.
Our total unfunded eligible commitments to portfolio companies totals approximately $28 million, or 0.4% of our total assets as of December 31, 2023.

	As of	As of
All amounts in $000’s	December 31, 2023	September 30, 2023
Net of Cash Debt to Equity Ratio(1)	46.2%	46.5%
% of Interest-Bearing Assets at Floating Rates	82.9%	83.4%
% of Fixed Rate Debt & Preferred Equity	78.4%	77.0%

Balance Sheet Cash + Undrawn Revolving Credit Facility Commitments	$1,187,740	$1,108,386

Unencumbered Assets	$4,727,197	$4,807,645
% of Total Assets	60.8%	61.2%

(1)Including our preferred stock as equity.

The below table summarizes our December 2023 quarter term debt issuance and repurchase/repayment activity:

All amounts in $000’s	Principal	Coupon	Maturity
Debt Issuances
Prospect Capital InterNotes®	$34,616	5.75% - 8.00%	October 2026 – November 2043
Total Debt Issuances	$34,616

Debt Repurchases/Repayments
Prospect Capital InterNotes®	$2,443	2.50% - 6.63%	May 2026 – December 2051
Total Debt Repurchases/Repayments	$2,443

Net Debt Repurchases/Repayments	$32,173

We currently have four separate unsecured debt issuances aggregating over $1.2 billion outstanding, not including our program notes, with laddered maturities extending through October 2028. At December 31, 2023, $391.0 million of program notes were outstanding with laddered maturities through March 2052.
At December 31, 2023, our weighted average cost of unsecured debt financing was 4.15%, an increase of 0.07% from September 30, 2023, and a decrease of 0.18% from December 31, 2022.

We have raised significant capital from our existing $2.25 billion 5.50%, 6.50% and Floating Rate perpetual preferred stock offering programs. The preferred stock provides Prospect with a diversified source of accretive fixed-rate capital without creating maturity risk due to the perpetual term of multiple preferred tranches. To date we have issued approximately $1.6 billion of our 6.50%, 5.50% and Floating Rate perpetual preferred stock programs (including $66.5 million in the December 2023 quarter and, to date, $11.7 million in the current March 2024 quarter) and over $1.7 billion in total preferred stock when including our $150 million listed 5.35% perpetual preferred stock offering. During the December 2023 quarter, we commenced at tender offer to purchase for cash any and all of 5,882,351 shares of outstanding 5.35% perpetual preferred stock resulting in 631,194 shares validly tendered at a price of $15.88, plus accrued and unpaid dividends for a total consideration of $16.00 per share.

In connection with our 5.50%, 6.50% and Floating Rate perpetual preferred stock offering programs we have adopted and amended a Preferred Stock Dividend Reinvestment Plan, pursuant to which (i) holders of the Floating Rate preferred stock will have dividends on their preferred stock reinvested in additional shares of such preferred stock at a price per share of $25.00 and (ii) holders of the 5.50% and 6.50% preferred stock will have dividends on their preferred stock reinvested in additional shares of such preferred stock at a 5% discount to the stated value per share of $25.00, if they elect.
We currently have approximately $1.7 billion in preferred stock outstanding.

Prospect holds recently reaffirmed investment grade company ratings, all with a stable outlook, from Standard & Poor’s (BBB-), Moody’s (Baa3), Kroll (BBB-), Egan-Jones (BBB), and DBRS (BBB (low)). Maintaining our investment grade ratings with prudent asset, liability, and risk management is an important objective for Prospect.

DIVIDEND REINVESTMENT PLAN
We have adopted a dividend reinvestment plan (also known as our “DRIP”) that provides for reinvestment of our distributions on behalf of our shareholders, unless a shareholder elects to receive cash. On April 17, 2020, our board of directors approved amendments to the Company’s DRIP, effective May 21, 2020. These amendments principally provide for the number of newly-issued shares pursuant to the DRIP to be determined by dividing (i) the total dollar amount of the distribution payable by (ii) 95% of the closing market price per share of our stock on the valuation date of the distribution (providing a 5% discount to the market price of our common stock), a benefit to shareholders who participate.
HOW TO PARTICIPATE IN OUR DIVIDEND REINVESTMENT PLAN
Shares held with a broker or financial institution
Many shareholders have been automatically “opted out” of our DRIP by their brokers. Even if you have elected to automatically reinvest your PSEC stock with your broker, your broker may have “opted out” of our DRIP (which utilizes DTC’s dividend reinvestment service), and you may therefore not be receiving the 5% pricing discount. Shareholders interested in participating in our DRIP to receive the 5% discount should contact their brokers to make sure each such DRIP participation election has been made through DTC. In making such DRIP election, each shareholder should specify to one’s broker the desire to participate in the "Prospect Capital Corporation DRIP through DTC" that issues shares based on 95% of the market price (a 5% discount to the market price) and not the broker's own "synthetic DRIP” plan (if any) that offers no such discount. Each shareholder should not assume one’s broker will automatically place such shareholder in our DRIP through DTC. Each shareholder will need to make this election proactively with one’s broker or risk not receiving the 5% discount. Each shareholder may also consult with a representative of such shareholder’s broker to request that the number of shares the shareholder wishes to enroll in our DRIP be re-registered by the broker in the shareholder’s own name as record owner in order to participate directly in our DRIP.
Shares registered directly with our transfer agent
If a shareholder holds shares registered in the shareholder’s own name with our transfer agent (less than 0.1% of our shareholders hold shares this way) and wants to make a change to how the shareholder receives dividends, please contact our plan administrator, American Stock Transfer and Trust Company LLC by calling (888) 888-0313 or by mailing Equiniti Trust Company LLC, PO Box 500, Newark, New Jersey 17101.
EARNINGS CONFERENCE CALL
Prospect will host an earnings call on Friday February 9, 2024 at 9:00 a.m. Eastern Time. Dial 888-338-7333. For a replay prior to March 9, 2024 visit www.prospectstreet.com or call 877-344-7529 with passcode 6179997.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share data)

	December 31, 2023	June 30, 2023

	(Unaudited)
Assets
Investments at fair value:
Control investments (amortized cost of $3,115,009 and $2,988,496, respectively)	$3,580,975	$3,571,697
Affiliate investments (amortized cost of $10,162 and $8,855, respectively)	14,292	10,397
Non-control/non-affiliate investments (amortized cost of $4,508,452 and $4,803,245, respectively)	4,036,579	4,142,837
Total investments at fair value (amortized cost of $7,633,623 and $7,800,596, respectively)	7,631,846	7,724,931
Cash and Cash Equivalents (restricted cash of $4,320 and $5,074, respectively)	97,289	95,646
Receivables for:
Interest, net	32,594	22,701
Other	4,597	1,051
Deferred financing costs on Revolving Credit Facility	13,957	15,569
Due from broker	142	617
Prepaid expenses	771	1,149
Due from Affiliate	18	2
Total Assets	7,781,214	7,861,666
Liabilities
Revolving Credit Facility	864,049	1,014,703
Public Notes (less unamortized discount and debt issuance costs of $14,744 and $17,103, respectively)	1,066,496	1,064,137
Prospect Capital InterNotes® (less unamortized debt issuance costs of $6,900 and $6,688, respectively)	384,107	351,417
Convertible Notes (less unamortized discount and debt issuance costs of $1,119 and $1,577, respectively)	155,049	154,591
Due to Prospect Capital Management	57,413	61,651
Dividends payable	32,233	31,033
Interest payable	22,779	22,684
Accrued expenses	3,873	4,926
Due to Prospect Administration	10,233	4,066
Due to broker	—	94
Due to Affiliate	—	161
Other liabilities	592	1,524
Total Liabilities	2,596,824	2,710,987
Commitments and Contingencies
Preferred Stock, par value $0.001 per share (647,900,000 and 447,900,000 shares of preferred stock authorized, with 80,000,000 and 72,000,000 as Series A1, 80,000,000 and 72,000,000 as Series M1, 80,000,000 and 72,000,000 as Series M2, 20,000,000 and 20,000,000 as Series AA1, 20,000,000 and 20,000,000 as Series MM1, 1,000,000 and 1,000,000 as Series A2, 6,900,000 and 6,900,000 as Series A, 80,000,000 and 72,000,000 as Series A3, 80,000,000 and 72,000,000 as Series M3, 80,000,000 and 0 as Series A4, 80,000,000 and 0 as Series M4, 20,000,000 and 20,000,000 as Series AA2, and 20,000,000 and 20,000,000 as Series MM2, each as of December 31, 2023 and June 30, 2023; 30,577,526 and 30,965,138 Series A1 shares issued and outstanding, 2,570,651 and 3,681,591 Series M1 shares issued and outstanding, 0 and 0 Series M2 shares issued and outstanding, 0 and 0 Series AA1 shares issued and outstanding, 0 and 0 Series MM1 shares issued and outstanding, 164,000 and 164,000 Series A2 shares issued and outstanding, 5,251,157 and 5,962,654 Series A shares issued and outstanding, 23,799,016 and 18,829,837 Series A3 shares issued and outstanding, 3,582,404 and 2,498,788 Series M3 shares issued and outstanding, 0 and 0 Series M4 shares issued and outstanding, 0 and 0 Series A4 issued and outstanding, 0 and 0 Series AA2 shares issued and outstanding, and 0 and 0 Series MM2 shares issued and outstanding as of December 31, 2023 and June 30, 2023, respectively) at carrying value plus cumulative accrued and unpaid dividends
	1,500,741	1,418,014
Net Assets Applicable to Common Shares	$3,683,649	$3,732,665
Components of Net Assets Applicable to Common Shares and Net Assets, respectively
Common stock, par value $0.001 per share (1,352,100,000 and 1,552,100,000 common shares authorized; 412,794,121 and 404,033,549 issued and outstanding, respectively)	413	404
Paid-in capital in excess of par	4,179,293	4,123,586
Total distributable (loss)	(496,057)	(391,325)
Net Assets Applicable to Common Shares	$3,683,649	$3,732,665
Net Asset Value Per Common Share	$8.92	$9.24

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Investment Income
Interest income:
Control investments	$68,524	$60,820	$141,767	$123,083
Affiliate investments	—	7,573	—	15,034
Non-control/non-affiliate investments	117,225	96,436	229,742	178,134
Structured credit securities	8,882	26,047	25,569	48,943
Total interest income	194,631	190,876	397,078	365,194
Dividend income:
Control investments	—	1,170	227	2,357
Affiliate investments	—	—	1,307	1,374
Non-control/non-affiliate investments	1,340	1,047	2,865	1,387
Total dividend income	1,340	2,217	4,399	5,118
Other income:
Control investments	11,616	15,030	41,361	35,695
Affiliate investments	—	—	—	133
Non-control/non-affiliate investments	3,355	4,793	4,349	9,450
Total other income	14,971	19,823	45,710	45,278
Total Investment Income	210,942	212,916	447,187	415,590
Operating Expenses
Base management fee	39,087	38,882	78,376	77,196
Income incentive fee	18,325	22,505	43,942	44,131
Interest and credit facility expenses	40,044	37,783	80,637	71,653
Allocation of overhead from Prospect Administration	12,252	3,618	14,365	6,717
Audit, compliance and tax related fees	479	236	1,496	2,537
Directors’ fees	131	131	266	262
Other general and administrative expenses	3,697	3,057	5,566	7,124
Total Operating Expenses	114,015	106,212	224,648	209,620
Net Investment Income	96,927	106,704	222,539	205,970
Net Realized and Net Change in Unrealized (Losses) Gains from Investments
Net realized losses
Control investments	—	(619)	(147)	(1,712)
Affiliate investments	—	16,143	—	16,143
Non-control/non-affiliate investments	123	774	(207,219)	(21,310)
Net realized losses	123	16,298	(207,366)	(6,879)
Net change in unrealized gains (losses)
Control investments	(99,441)	(21,458)	(117,235)	(68,747)
Affiliate investments	1,751	(18,248)	2,588	(89,034)
Non-control/non-affiliate investments	(27,051)	(10,967)	188,535	(61,392)
Net change in unrealized gains (losses)	(124,741)	(50,673)	73,888	(219,173)
Net Realized and Net Change in Unrealized Gains (Losses) from Investments	(124,618)	(34,375)	(133,478)	(226,052)
Net realized losses on extinguishment of debt	(53)	(52)	(144)	(80)
Net Increase (Decrease) in Net Assets Resulting from Operations	(27,744)	72,277	88,917	(20,162)
Preferred stock dividend	(24,070)	(16,654)	(47,221)	(29,414)
Gain on Repurchase of Preferred Stock	378	—	879	—
Net Increase (Decrease) in Net Assets Resulting from Operations applicable to Common Stockholders	$(51,436)	$55,623	$42,575	$(49,576)

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
ROLLFORWARD OF NET ASSET VALUE PER COMMON SHARE
(in actual dollars)

	Three Months Ended December 31,			Six Months Ended December 31,
	2023		2022	2023		2022
Per Share Data
Net asset value per common share at beginning of period	$9.25		$10.01	$9.24		$10.48
Net investment income(1)	0.24		0.27	0.54		0.52
Net realized and net change in unrealized (losses) gains(1)	(0.30)		(0.09)	(0.33)		(0.57)
Net increase (decrease) from operations	(0.06)		0.18	0.21		(0.05)
Distributions of net investment income to preferred stockholders	(0.07)	(3)	(0.04)	(0.12)	(3)	(0.07)
Distributions of capital gains to preferred stockholders	—	(3)	—	—	(3)	—
Net increase (decrease) from operations applicable to common stockholders(4)	(0.13)		0.14	0.10		(0.13)
Distributions of net investment income to common stockholders	(0.18)	(3)	(0.18)	(0.36)	(3)	(0.36)
Distributions of capital gains to common stockholders	—	(3)	—	—	(3)	—
Common stock transactions(2)	(0.02)		(0.03)	(0.06)		(0.06)
Net asset value per common share at end of period	$8.92		$9.94	$8.92		$9.94

(1)Per share data amount is based on the basic weighted average number of common shares outstanding for the year/period presented (except for dividends to stockholders which is based on actual rate per share). Realized gains (losses) is inclusive of net realized losses (gains) on investments, realized losses from extinguishment of debt and realized gains from the repurchase of preferred stock.

(2)Common stock transactions include the effect of our issuance of common stock in public offerings (net of underwriting and offering costs), shares issued in connection with our common stock dividend reinvestment plan, common shares issued to acquire investments and common shares repurchased below net asset value pursuant to our Repurchase Program, and common shares issued pursuant to the Holder Optional Conversion of our 5.50% and 6.50% Preferred Stock.

(3)Tax character of distributions is not yet finalized for the respective fiscal period.

(4)Diluted net decrease from operations applicable to common stockholders was $0.13 for the three months ended December 31, 2023. Diluted net increase from operations applicable to common stockholders was $0.13 for the three months ended December 31, 2022. Diluted net increase from operations applicable to common stockholders was $0.10 for the six months ended December 31, 2023. Diluted net decrease from operations applicable to common stockholders was $0.13 for the six months ended December 31, 2022.

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MIDDLE-MARKET LOAN PORTFOLIO COMPANY WEIGHTED AVERAGE EBITDA AND NET LEVERAGE

Middle-Market Loan Portfolio Company Weighted Average Net Leverage (“Middle-Market Portfolio Net Leverage”) and Middle-Market Loan Portfolio Company Weighted Average EBITDA (“Middle-Market Portfolio EBITDA”) provide clarity into the underlying capital structure of PSEC’s middle-market loan portfolio investments and the likelihood that such portfolio will make interest payments and repay principal.
Middle-Market Portfolio Net Leverage reflects the net leverage of each of PSEC’s middle-market loan portfolio company debt investments, weighted based on the current fair market value of such debt investments. The net leverage for each middle-market loan portfolio company is calculated based on PSEC’s investment in the capital structure of such portfolio company, with a maximum limit of 10.0x adjusted EBITDA. This calculation excludes debt subordinate to PSEC’s position within the capital structure because PSEC’s exposure to interest payment and principal repayment risk is limited beyond that point. Additionally, subordinated structured notes, rated secured structured notes, real estate investments, investments for which EBITDA is not available, and equity investments, for which principal repayment is not fixed, are also not included in the calculation. The calculation does not exceed 10.0x adjusted EBITDA for any individual investment because 10.0x captures the highest level of risk to PSEC. Middle-Market Portfolio Net Leverage provides PSEC with some guidance as to PSEC’s exposure to the interest payment and principal repayment risk of PSEC’s middle-market loan portfolio. PSEC monitors its Middle-Market Portfolio Net Leverage on a quarterly basis.
Middle-Market Portfolio EBITDA is used by PSEC to supplement Middle-Market Portfolio Net Leverage and generally indicates a portfolio company’s ability to make interest payments and repay principal. Middle-Market Portfolio EBITDA is calculated using the EBITDA of each of PSEC’s middle-market loan portfolio companies, weighted based on the current fair market value of the related investments. The calculation provides PSEC with insight into profitability and scale of the portfolio companies within PSEC's middle-market loan portfolio.
These calculations include addbacks that are typically negotiated and documented in the applicable investment documents, including but not limited to transaction costs, share-based compensation, management fees, foreign currency translation adjustments, and other nonrecurring transaction expenses.
Together, Middle-Market Portfolio Net Leverage and Middle-Market Portfolio EBITDA assist PSEC in assessing the likelihood that PSEC will timely receive interest and principal payments. However, these calculations are not meant to substitute for an analysis of PSEC’s underlying portfolio company debt investments, but to supplement such analysis.

PRIMARY ORIGINATION STRATEGIES

Lending to Companies - We make directly-originated, agented loans to companies, including companies which are controlled by private equity sponsors and companies that are not controlled by private equity sponsors (such as companies that are controlled by the management team, the founder, a family or public shareholders). This debt can take the form of first lien, second lien, unitranche or unsecured loans. These loans typically have equity subordinate to our loan position. We may also purchase selected equity co-investments in such companies. In addition to directly-originated, agented loans, we also invest in senior and secured loans, syndicated loans and high yield bonds that have been sold to a club or syndicate of buyers, both in the primary and secondary markets. These investments are often purchased with a long term, buy-and-hold outlook, and we often look to provide significant input to the transaction by providing anchoring orders.
Lending to Companies and Purchasing Controlling Equity Positions in Such Companies - This strategy involves purchasing senior and secured yield-producing debt and controlling equity positions in middle-market companies across various industries. We believe this strategy provides enhanced certainty of closing to sellers, and the opportunity for management to continue in their current roles. These investments are often structured in tax-efficient partnerships, enhancing returns.
Purchasing Controlling Equity Positions and Lending to Real Estate Companies - We purchase debt and controlling equity positions in tax-efficient real estate investment trusts (“REIT” or “REITs”). The real estate investments of National Property REIT Corp. (“NPRC”) are in various classes of developed and occupied real estate properties that generate current yields, including multi-family properties, student housing, and senior living. NPRC seeks to identify properties that have historically attractive occupancy rates and recurring cash flow generation. NPRC generally co-invests with established and experienced property management teams that manage such properties after acquisition.
Investing in Structured Credit - We make investments in structured credit, often taking a significant position in subordinated structured notes (equity) and rated secured structured notes (debt). The underlying portfolio of each structured credit investment is diversified across approximately 100 to 200 broadly syndicated loans and does not have direct exposure to real estate, mortgages, or consumer-based credit assets. The structured credit portfolios in which we invest are managed by established collateral management teams with many years of experience in the industry.

ABOUT PROSPECT CAPITAL CORPORATION

Prospect Capital Corporation (www.prospectstreet.com) is a business development company that focuses on lending to and investing in private businesses. Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.
We have elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). We are required to comply with regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal, and state rules and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made. We undertake no obligation to update any such statement now or in the future.
For additional information, contact:
Grier Eliasek, President and Chief Operating Officer
grier@prospectcap.com
Telephone (212) 448-0702